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EXHIBIT 99.1


                     [STEVEN MYERS & ASSOCIATES LETTERHEAD]

NEWS RELEASE

Contact:       Ron Hunn
               Steven Myers & Associates
               (949) 975-1550


STEVEN MYERS & ASSOCIATES ANNOUNCES NAME CHANGE TO SM&A
CORPORATION

        NEWPORT BEACH, Calif., Aug. 18--Steven Myers & Associates, Inc. (Nasdaq:
WINS) announced today that it has formally changed its company name to SM&A Corporation.

        Steve Myers, Chairman and CEO of SM&A Corp., said, "Our clients have been calling us SM&A for years, and more recently, our investors have been referring to us as SM&A as well."

        SM&A is a leading proposal management and engineering services company. Its team of approximately 410 highly experienced professionals helps its client win government and commercial contracts and conduct successful programs. SM&A provides proposal management, system engineering and program integration services to aerospace, communications, and electronics companies.

                                 www.smawins.com